UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	March 3, 2008

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Bonuses and 2008 Objectives

On March 3, 2008, the Transition Committee of the Board of Directors of Proxim Wireless Corporation took the following actions, each of which was recommended by the Compensation Committee of Proxim’s Board of Directors.  The Transition Committee consists of six of the seven members of Proxim’s Board of Directors (Messrs. Saginario, Gerdelman, Gullard, Howe, Manglik, and Wiedemer), and the Transition Committee has all the power and authority of the full Board of Directors of Proxim (to the maximum extent that power and authority of the Board of Directors may be delegated to a committee under applicable law).

1.            Bonuses for Fiscal Year 2007.  The Transition Committee approved the award of the following cash bonus payouts for 2007 performance, as measured against previously established objectives for the following executive officers of Proxim Wireless Corporation:

Pankaj Manglik	$116,325
President & Chief Executive Officer

David L. Renauld	$68,473
Vice President, Corporate Affairs & General Counsel

Brian J. Sereda	$35,250
Chief Financial Officer

Messrs. Manglik, Renauld, and Sereda are eligible for annual performance bonuses.  At target performance levels for 2007, Messrs. Manglik and Renauld were eligible for a cash bonus equal to 50% of their base salaries ($330,000 and $194,250, respectively, for 2007) and Mr. Sereda was eligible for a cash bonus of $50,000.  Proxim’s Board of Directors had previously established bonus criteria for the company’s previous Chief Executive Officer, and the Transition Committee decided to apply these same criteria to Messrs. Manglik, Renauld, and Sereda.  Thus, the 2007 bonus was based on the following components with the following weightings:  revenue (25%), operating income/loss (25%), gross margin (10%), working capital (10%), stock price (10%), net income/loss (5%), earnings per share (5%), internal controls (5%), and product availability (5%).  Based on these components and the Transition Committee’s determination of achievement of those components, the Transition Committee granted Messrs. Manglik, Renauld, and Sereda the bonuses shown above.  In performing their analysis, the Transition Committee decided to exclude the impact of certain one-time charges.

2.            2008 Objectives.  The Transition Committee approved performance targets for fiscal year 2008 which will be used to determine the amount of cash bonus Mr. Manglik, Proxim’s current Chief Executive Officer, will receive for 2008.  The board decided that Mr. Manglik’s bonus for 2008 would be based on the following components with the following weightings:  revenue (20%), operating income/loss (25%), gross margin (10%), working capital (10%), stock price (5%), net income/loss (5%), earnings per share (5%), internal controls (5%), and product introductions and revenue (15%).  These components and weightings are subject to adjustment by the board if the board determines appropriate due to changed circumstances.  As was done in determining 2007 bonuses, the board or appropriate committee may choose to apply these components and weightings to establish bonuses for other executive officers.

Fitzgerald Resignation from Board of Directors

Effective March 7, 2008, Robert E. Fitzgerald resigned from the Board of Directors of Proxim Wireless Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: March 7, 2008	By:	/s/ David L. Renauld
David L. Renauld
Vice President

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